AI Momentum, Material Margin Expansion, and Cash Flow Growth Highlight Wiley’s Third Quarter 2026

March 5, 2026 - Hoboken, NJ – Wiley (NYSE: WLY), a global leader in authoritative content and research intelligence for the advancement of scientific discovery, innovation, and learning, today reported results for the third quarter ended January 31, 2026.

THIRD QUARTER SUMMARY
•GAAP performance vs. prior year: Revenue of $410 million up 1%; Operating Income of $63 million up 21%; and Diluted Earnings Per Share (EPS) of $0.56 compared to prior year loss of ($0.43)
•Adjusted Results at constant currency: Revenue of $410 million flat as expected due to unfavorable comparisons in Research and market-related softness in Learning; Adjusted Operating Income of $70 million up 22% and margin of 17% up 280 basis points; Adjusted EBITDA of $105 million up 12% and margin of 25.7% up 250 basis points; and Adjusted EPS of $0.97 up 19%
•Research Publishing momentum: Delivered 3% revenue growth as reported (+1% at constant currency as expected). Research Publishing grew 4% at constant currency excluding an unfavorable comparison to prior year related to an AI agreement, driven by growth in our recurring revenue and open access models
•AI and data services momentum: Realized $7 million of AI revenue this quarter and approximately $42 million year-to-date. Launched Clinical Outcomes Assessments partnership with IQVIA and announced a new AI and Data Services leader. After quarter close, Wiley executed a strategic partnership and recurring revenue agreement with OpenEvidence for AI clinical decision support
•Continued operational excellence: Reduced Corporate Expenses (Adjusted EBITDA) by 21% at constant currency as part of multi-year margin expansion initiatives; announced technology managed services partnership to drive material operating efficiencies and cost savings
•Cash Flow growth (YTD): Operating Cash Flow increased by $51 million to $103 million with Free Cash Flow of $56 million up from a use of ($1 million) in prior year. On track to realize $200 million of Free Cash Flow in Fiscal 2026
•Significant increase in return to shareholders: Increased share repurchases to $35 million this quarter with a full year target of $100 million; allocated $126 million to share repurchases and dividends year-to-date
•Fiscal 2026 outlook: Guiding to high end of range for Adjusted EBITDA margin and Adjusted EPS; reaffirming Revenue and Free Cash Flow outlook

MANAGEMENT COMMENTARY
“We continue to accelerate our progress in major areas of focus, from driving Research and AI growth to delivering materially higher margins and cash flow,” said Matthew Kissner, President and CEO. “In Research Publishing, we’re leveraging our scale and competitive moat to grow market share and drive record publishing output, with AI as a further accelerator. In AI and data services, we’re leveraging our proprietary content and unparalleled partner ecosystem to execute strategic multi-year agreements with corporations in life sciences and other verticals. We recently surpassed $100 million in lifetime AI revenue and secured our first LLM customer outside the US. Finally, margin expansion remains our company-wide ethos as evidenced by our 280 basis point improvement in our Adjusted Operating Margin.”

FINANCIAL SUMMARY
Please see the accompanying financial tables for more detail.

RESEARCH SEGMENT
•Q3 Research revenue of $274 million was up 2% as reported and 1% at constant currency driven by 1% growth in Research Publishing or 4% excluding unfavorable comparison to prior year related to AI revenue. Article submissions and output rose by 26% and 11% year-to-date, respectively, with robust demand to publish across both fast growing and mature markets. Strong volume drove growth in both author-funded open access and multi-year licenses for research institutions. Research Solutions was down 3% at constant currency largely due to softness in recruiting and databases offsetting higher licensing revenue. Year-to-date, Research revenue was up 5% as reported and 4% at constant currency.
•Q3 Adjusted EBITDA of $91 million was up 4% as reported and 3% at constant currency driven by revenue growth and cost savings initiatives. Adjusted EBITDA margin for the quarter was 33.1% vs. 32.7% in the prior year period. Year-to-date, Research Adjusted EBITDA was up 7% as reported or 6% at constant currency.

LEARNING SEGMENT
•Q3 Learning revenue of $136 million was down 1% as reported or 2% at constant currency. Academic grew 2% or 1% at constant currency driven by licensing and digital content growth offsetting declines in print and digital courseware. Professional was down 5% at constant currency driven by soft retail channel and market conditions offsetting higher licensing revenue. Year-to-date, Learning revenue was down 7% as reported and at constant currency.
•Q3 Adjusted EBITDA of $48 million for the quarter was flat as reported and down 1% at constant currency. Adjusted EBITDA margin was up twenty basis points to 35.6% with favorable product mix and restructuring savings offsetting lower revenue. Year-to-date, Learning Adjusted EBITDA was down 8% as reported and at constant currency.

CORPORATE EXPENSES
“Corporate Expenses” are the portion of shared services costs not allocated to segments.
•Q3 Corporate Expenses on an Adjusted EBITDA basis were lower by 20% as reported and 21% at constant currency due to restructuring savings and expense management across functional areas, namely Technology. Year-to-date, Corporate Expenses on an Adjusted EBITDA basis were lower by 12% as reported and constant currency.

EPS
•Q3 GAAP EPS of $0.56 compared to a loss of ($0.43) in the prior year period. Q3 Adjusted EPS of $0.97 was up 15% as reported or 19% at constant currency driven by operating performance and lower share count offset by a higher adjusted effective tax rate. Year-to-date, GAAP EPS was up $1.33 and Adjusted EPS 13% at constant currency.

BALANCE SHEET, CASH FLOW, AND CAPITAL ALLOCATION
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 1.7 compared to 2.0 in the year-ago period.
•Net Cash Provided by Operating Activities was $103 million year-to-date compared to $52 million in the prior year period driven by higher cash earnings.
•Free Cash Flow improved to $56 million year-to-date from a use of $1 million in the prior year period. Free Cash Flow was driven by higher cash earnings and lower capex. Capex was $48 million compared to $53 million.
•Returns to Shareholders: During the quarter, Wiley allocated $54 million in the quarter toward repurchases ($35 million) and dividends ($19 million), up 86% over prior year. Year-to-date, Wiley allocated $126 million to repurchases ($70 million) and dividends ($56 million), an increase of 37% compared to the prior year period. Wiley repurchased approximately 1.09 million shares in Q3 and 1.98 million shares year-to-date.

FISCAL 2026 OUTLOOK
Wiley is guiding to the high end of the range for Adjusted EBITDA margin and Adjusted EPS and reaffirming Adjusted Revenue and Free Cash Flow. Research and AI momentum are expected to remain strong.

Metric	Fiscal 2025 Results	Fiscal 2026 Outlook	Q3 2026 Update
Adj. Revenue	$1,660M	Low-single digit growth	Reaffirmed
Adj. EBITDA Margin	24%	25.5% to 26.5%	High end of range
Adj. EPS	$3.64	$3.90 to $4.35	High end of range
Free Cash Flow	$126M	Approximately $200M	Reaffirmed
Adjusted metrics exclude year over year impact of divestitures, which were primarily completed in Fiscal 2024 with remainder completed in first half of Fiscal 2025

EARNINGS CALL
Scheduled for today, March 5 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/463112721. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is a global leader in authoritative content and research intelligence for the advancement of scientific discovery, innovation, and learning. With more than 200 years at the center of the scholarly ecosystem, Wiley combines trusted publishing heritage with AI-powered platforms to transform how knowledge is discovered, accessed, and applied. From individual researchers and students to Fortune 500 R&D teams, Wiley enables the transformation of scientific breakthroughs into real-world impact. From knowledge to impact—Wiley is redefining what's possible in science and learning. Visit us at Wiley.com and Investors.Wiley.com. Follow us on Facebook, X, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income and Margin,” “EBITDA, Adjusted EBITDA and Margin,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Tax Rate,” “Free Cash Flow less Product Development Spending,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect subsequent events.

CATEGORY: EARNINGS RELEASES

Contact
Brian Campbell
Investor Relations
brian.campbell@wiley.com
201.748.6874

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)
(in USD thousands, except per share information)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Revenue, net	$410,036	$404,626	$1,228,587	$1,235,030
Costs and expenses:
Cost of sales	107,781	104,219	321,428	320,439
Operating and administrative expenses	219,097	229,960	684,514	717,670
Restructuring and related charges	7,057	5,574	16,127	13,071
Amortization of intangible assets	13,343	13,042	39,801	38,913
Total costs and expenses	347,278	352,795	1,061,870	1,090,093

Operating income	62,758	51,831	166,717	144,937
As a % of revenue	15.3%	12.8%	13.6%	11.7%

Interest expense	(11,490)	(14,027)	(34,202)	(41,277)
Net foreign exchange transaction losses	(5,187)	(4,222)	(5,202)	(7,316)
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	(161)	(15,930)	(3,586)	(9,760)
Other (expense) income, net	(1,524)	1,021	(3,614)	4,029

Income before taxes	44,396	18,673	120,113	90,613

Provision for income taxes	14,717	41,627	33,843	74,545
Effective tax rate	33.1%	222.9%	28.2%	82.3%
Net income (loss)	$29,679	$(22,954)	$86,270	$16,068
As a % of revenue	7.2%	-5.7%	7.0%	1.3%

Earnings (loss) per share
Basic	$0.57	$(0.43)	$1.63	$0.30
Diluted(3)	$0.56	$(0.43)	$1.62	$0.29

Weighted average number of common shares outstanding
Basic	52,245	53,952	52,904	54,173
Diluted(3)	52,657	53,952	53,371	54,815

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In calculating diluted net loss per common share for the three months ended January 31, 2025, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(in USD thousands, except per share information)
(unaudited)

Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS
	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
US GAAP Earnings (Loss) Per Share - Diluted	$0.56	$(0.43)	$1.62	$0.29
Adjustments:
Restructuring and related charges	0.11	0.09	0.24	0.21
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	0.04	0.09	0.03	0.09
Amortization of acquired intangible assets	0.21	0.20	0.64	0.62
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	0.03	0.29	0.09	0.20
Held for Sale or Sold segment Adjusted Net Loss	—	—	—	0.05
Legal settlement	—	—	—	—
Income tax adjustments	0.02	0.58	(0.06)	0.82
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation(3)	—	0.02	—	—
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.97	$0.84	$2.56	$2.28

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
US GAAP Income Before Taxes	$44,396	$18,673	$120,113	$90,613
Pretax Impact of Adjustments:
Restructuring and related charges	7,057	5,574	16,127	13,071
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	3,430	5,239	1,880	5,590
Amortization of acquired intangible assets	13,343	13,042	39,801	38,956
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	161	15,930	3,586	9,760
Held for Sale or Sold segment Adjusted Loss Before Taxes	—	—	—	3,578
Legal settlement	—	—	108	—
Non-GAAP Adjusted Income Before Taxes	$68,387	$58,458	$181,615	$161,568

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$14,717	$41,627	$33,843	$74,545
Income Tax Impact of Adjustments(4)
Restructuring and related charges	1,448	404	3,238	1,315
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	1,314	260	346	599
Amortization of acquired intangible assets	1,859	1,910	5,985	5,511
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	(1,257)	154	(1,203)	(1,360)
Held for Sale or Sold segment Adjusted Tax Benefit	—	—	—	887
Legal settlement	—	—	—	—
Income Tax Adjustments
Impact of withholding tax on Sri Lanka distribution	(1,208)	—	(1,208)	—
Impact of valuation allowance on the US GAAP effective tax rate	305	(31,744)	334	(44,863)
Impact of change in Germany statutory tax rate on deferred tax balances	—	—	3,869	—
Non-GAAP Adjusted Income Tax Provision	$17,178	$12,611	$45,204	$36,634

US GAAP Effective Tax Rate	33.1%	222.9%	28.2%	82.3%
Non-GAAP Adjusted Effective Tax Rate	25.1%	21.6%	24.9%	22.7%

Notes:
(1) All amounts are approximate due to rounding.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

(3) Represents the impact of using diluted weighted-average number of common shares outstanding (54.6 million shares for the three months ended January 31, 2025) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(4) For the three and nine months ended January 31, 2026 and 2025, respectively, substantially all of the tax impact was from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(in USD thousands)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Net Income (Loss)	$29,679	$(22,954)	$86,270	$16,068
Interest expense	11,490	14,027	34,202	41,277
Provision for income taxes	14,717	41,627	33,843	74,545
Depreciation and amortization	35,592	36,474	107,967	110,445
Non-GAAP EBITDA	91,478	69,174	262,282	242,335
Restructuring and related charges	7,057	5,574	16,127	13,071
Net foreign exchange transaction losses	5,187	4,222	5,202	7,316
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	161	15,930	3,586	9,760
Other expense (income), net	1,524	(1,021)	3,614	(4,029)
Held for Sale or Sold segment Adjusted EBITDA	—	—	—	3,578
Legal settlement	—	—	108	—
Non-GAAP Adjusted EBITDA	$105,407	$93,879	$290,919	$272,031
Adjusted EBITDA Margin	25.7%	23.2%	23.7%	22.3%

Notes:
(1) All amounts are approximate due to rounding.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in USD thousands)
(unaudited)

			% Change
	Three Months Ended January 31,		Favorable (Unfavorable)
	2026	2025	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$233,435	$225,874	3%	1%
Research Solutions	40,684	41,670	-2%	-3%
Total Revenue, net	$274,119	$267,544	2%	1%

Non-GAAP Adjusted Operating Income	$67,731	$65,669	3%	3%
Depreciation and amortization	23,024	21,918	-5%	-3%
Non-GAAP Adjusted EBITDA	$90,755	$87,587	4%	3%
Adjusted EBITDA margin	33.1%	32.7%

Learning:
Revenue, net
Academic	$80,108	$78,795	2%	1%
Professional	55,809	58,287	-4%	-5%
Total Revenue, net	$135,917	$137,082	-1%	-2%

Non-GAAP Adjusted Operating Income	$38,270	$37,764	1%	1%
Depreciation and amortization	10,179	10,761	5%	6%
Non-GAAP Adjusted EBITDA	$48,449	$48,525	0%	-1%
Adjusted EBITDA margin	35.6%	35.4%

Held for Sale or Sold:
Total Revenue, net	$—	$—	#	#

Non-GAAP Adjusted Operating Loss	$—	$—	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$—	$—	#	#
Adjusted EBITDA margin	0.0%	0.0%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(36,186)	$(46,028)	21%	22%
Depreciation and amortization	2,389	3,795	37%	37%
Non-GAAP Adjusted EBITDA	$(33,797)	$(42,233)	20%	21%

Consolidated Results:
Revenue, net	$410,036	$404,626	1%	0%
Less: Held for Sale or Sold Segment	—	—	#	#
Adjusted Revenue, net	$410,036	$404,626	1%	0%

Operating Income	$62,758	$51,831	21%	21%
Adjustments:
Restructuring charges	7,057	5,574	-27%	-27%
Held for Sale or Sold Segment Adjusted Operating Loss	—	—	#	#
Non-GAAP Adjusted Operating Income	$69,815	$57,405	22%	22%
Adjusted Operating Income margin	17.0%	14.2%
Depreciation and amortization	35,592	36,474	2%	4%
Less: Held for Sale or Sold Segment depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$105,407	$93,879	12%	12%
Adjusted EBITDA margin	25.7%	23.2%

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in USD thousands)
(unaudited)

			% Change
	Nine Months Ended January 31,		Favorable (Unfavorable)
	2026	2025	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$706,644	$679,492	4%	2%
Research Solutions	127,681	115,246	11%	10%
Total Revenue, net	$834,325	$794,738	5%	4%

Non-GAAP Adjusted Operating Income	$193,940	$180,412	7%	7%
Depreciation and amortization	69,728	66,999	-4%	-2%
Non-GAAP Adjusted EBITDA	$263,668	$247,411	7%	6%
Adjusted EBITDA margin	31.6%	31.1%

Learning:
Revenue, net
Academic	$222,610	$233,547	-5%	-5%
Professional	171,652	189,363	-9%	-10%
Total Revenue, net	$394,262	$422,910	-7%	-7%

Non-GAAP Adjusted Operating Income	$106,680	$116,135	-8%	-8%
Depreciation and amortization	30,703	32,952	7%	7%
Non-GAAP Adjusted EBITDA	$137,383	$149,087	-8%	-8%
Adjusted EBITDA margin	34.8%	35.3%

Held for Sale or Sold:
Total Revenue, net	$—	$17,382	#	#

Non-GAAP Adjusted Operating Loss	$—	$(3,578)	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$—	$(3,578)	#	#
Adjusted EBITDA margin	0.0%	-20.6%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(117,668)	$(134,961)	13%	13%
Depreciation and amortization	7,536	10,494	28%	28%
Non-GAAP Adjusted EBITDA	$(110,132)	$(124,467)	12%	12%

Consolidated Results:
Revenue, net	$1,228,587	$1,235,030	-1%	-2%
Less: Held for Sale or Sold Segment	—	(17,382)	#	#
Adjusted Revenue, net	$1,228,587	$1,217,648	1%	0%

Operating Income	$166,717	$144,937	15%	15%
Adjustments:
Restructuring charges	16,127	13,071	-23%	-23%
Held for Sale or Sold Segment Adjusted Operating Loss	—	3,578	#	#
Legal settlement	108	—	#	#
Non-GAAP Adjusted Operating Income	$182,952	$161,586	13%	13%
Adjusted Operating Income margin	14.9%	13.3%
Depreciation and amortization	107,967	110,445	2%	4%
Less: Held for Sale or Sold depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$290,919	$272,031	7%	6%
Adjusted EBITDA margin	23.7%	22.3%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in USD thousands)
(unaudited)

	January 31, 2026	April 30, 2025
Assets:
Current assets
Cash and cash equivalents	$95,115	$85,882
Accounts receivable, net	200,220	228,410
Inventories, net	19,295	22,875
Prepaid expenses and other current assets	96,621	102,717
Total current assets	411,251	439,884

Technology, property and equipment, net	141,708	162,125
Intangible assets, net	595,100	595,044
Goodwill	1,138,748	1,121,505
Operating lease right-of-use assets	60,442	66,128
Other non-current assets	214,079	306,780
Total assets	$2,561,328	$2,691,466

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$50,099	$60,948
Accrued royalties	177,204	109,765
Short-term portion of long-term debt	11,250	10,000
Contract liabilities	292,840	462,693
Accrued employment costs	69,830	93,117
Short-term portion of operating lease liabilities	16,242	18,282
Other accrued liabilities	74,950	66,051
Total current liabilities	692,415	820,856
Long-term debt	796,288	789,435
Accrued pension liability	72,960	71,899
Deferred income tax liabilities	106,589	105,145
Operating lease liabilities	73,614	81,482
Other long-term liabilities	69,487	70,443
Total liabilities	1,811,353	1,939,260
Shareholders' equity	749,975	752,206
Total liabilities and shareholders' equity	$2,561,328	$2,691,466

Notes:
(1) The supplementary information included in this press release for January 31, 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in USD thousands)
(unaudited)

	Nine Months Ended January 31,
	2026	2025
Operating activities:
Net income	$86,270	$16,068
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	3,586	9,760
Amortization of intangible assets	39,801	38,913
Amortization of product development assets	11,707	12,669
Depreciation and amortization of technology, property, and equipment	56,459	58,863
Other noncash charges	73,955	68,095
Net change in operating assets and liabilities	(168,466)	(152,118)
Net cash provided by operating activities	103,312	52,250

Investing activities:
Additions to technology, property, and equipment	(37,984)	(42,347)
Product development spending	(9,785)	(11,054)
Businesses acquired in purchase transactions, net of cash acquired	—	(915)
Net cash proceeds (transferred) related to the sale of businesses and assets	114,126	(11,239)
Acquisitions of publication rights and other	(20,751)	(4,139)
Net cash provided by (used in) investing activities	45,606	(69,694)

Financing activities:
Net debt borrowings	1,087	114,319
Cash dividends	(56,303)	(57,243)
Purchases of treasury shares	(69,963)	(35,421)
Other	(14,793)	2,421
Net cash (used in) provided by financing activities	(139,972)	24,076

Effects of exchange rate changes on cash, cash equivalents and restricted cash	287	(1,615)

Change in cash, cash equivalents and restricted cash for period	9,233	5,017

Cash, cash equivalents and restricted cash - beginning	85,932	99,543
Cash, cash equivalents and restricted cash - ending	$95,165	$104,560

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (3)

	Nine Months Ended January 31,
	2026	2025
Net cash provided by operating activities	$103,312	$52,250
Less: Additions to technology, property, and equipment	(37,984)	(42,347)
Less: Product development spending	(9,785)	(11,054)
Free cash flow less product development spending	$55,543	$(1,151)

Notes:
(1) The supplementary information included in this press release for the nine months ended January 31, 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Operating Income. We present both Adjusted Operating Income and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Operating Income and margin, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, EBITDA, and Adjusted EBITDA and margin provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2026 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.